EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Classover Developing Next-Gen AI Powered Tutoring Platform

•	Classover is training its AI tutor agents using a proprietary dataset of over 300,000 hours of real teacher-student interactions.

•	The platform aims to deliver a “Netflix for Learning” type of experience, offering students unlimited access to AI-led lessons anytime, anywhere, through a monthly subscription.

•	With an American-first job creation model built on a network of hundreds of U.S.-based teachers and instructors, Classover supports local U.S. employment and maintains minimal exposure to tariffs or global supply chain risks.

New York, NY – April 8, 2025 – Classover Holdings, Inc. (Nasdaq: KIDZ, KIDZW), a leader in live, interactive online learning operating through its wholly-owned subsidiary Class Over Inc. (“Classover”), announced today the development of a next-generation artificial intelligence (AI)-powered tutoring platform designed to make high-quality education more accessible, personalized, and affordable for students everywhere. The new service will offer unlimited access to AI agent–led lessons across a wide range of academic and enrichment subjects, available anytime through a simple monthly subscription.

At the core of this innovation is a robust proprietary education dataset — over 300,000 hours of interactive teaching captured from real-time sessions between professional instructors and students. These live, human-to-human learning moments form the foundation for training Classover’s AI tutor agents: intelligent, on-screen teaching assistants capable of guiding students through lessons with structure, clarity, and human-like interactivity.

“Just as AI companies train their models using massive social media datasets, we’re using real teaching interactions to build AI tutors that actually know how to teach,” said Hui Luo, Chairwoman and Chief Executive Officer of Classover Holdings and Founder and CEO of Classover. “We view this as the future of education: scalable, intelligent, and designed to support every student on their own learning path.”

Students will be able to explore a vast library of AI-led lessons on demand—covering everything from algebra and science to creative writing, piano, and public speaking. The experience is designed to feel like joining a real, dynamic classroom—but on their own schedule, and at their own pace.

As the global tutoring market continues to grow rapidly, traditional models remain expensive, inconsistent, or out of reach for many families. Classover’s flat-fee subscription model seeks to break that barrier—making personalized, high-quality tutoring accessible to far more students than ever before.

Classover’s educational expertise is built on a network of hundreds of U.S.-based teachers and instructors who have delivered interactive live classes to students nationwide. This foundation not only provides high-quality data to train Classover’s AI agents, but also supports local employment and ensures operational stability—with minimal exposure to tariffs or global supply chain disruptions.

“This is the next generation of innovative edtech,” said Luo. “By combining world-class teaching data with AI technology, we’re creating a platform that can scale globally—without sacrificing quality, care, or the human touch. Our mission is to help every student, no matter where they are, learn better.”

Pilot programs for the new tutoring platform are expected to begin in late 2025 or early 2026, with full public launch expected in 2026.

About Classover

Founded in 2020 and headquartered in New York, Classover has rapidly emerged as a leader in educational technology, specializing in live online courses for K-12 students worldwide. Offering a diverse curriculum tailored to different learning levels and interests, Classover empowers students through personalized instruction, innovative course design, and cutting-edge AI technology. From creativity-driven programs to competitive test preparation, Classover is dedicated to redefining education through accessible, high-quality learning experiences.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Classover’s current beliefs, expectations and assumptions regarding the future of Classover’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Classover’s control including, but not limited to: the ability of Classover to achieve the anticipated benefits of its recently completed business combination with Battery Future Acquisition Corp. (“BFAC”); Classover's inability to maintain the listing of its securities on Nasdaq following the business combination; Classover's ability to execute its business model, including obtaining market acceptance of its products and services; Classover's financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder; changes in Classover's strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans; Classover's ability to attract and retain a large number of customers; Classover's future capital requirements and sources and uses of cash; Classover's ability to attract and retain key personnel; Classover's expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others; changes in applicable laws or regulations; and the possibility that Classover may be adversely affected by other economic, business, and/or competitive factors. These risks and uncertainties also include those risks and uncertainties indicated in the definitive proxy statement/prospectus included in the Registration Statement on Form S-4 filed by Classover Holdings, Inc. in connection with its business combination with BFAC. Classover’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by Classover in this press release is based only on information currently available to Classover and speaks only as of the date on which it is made. Classover undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts:

Class Over IR Team

ir@classover.com

800-345-9588

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